UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2009 (September 15, 2009)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends First Place Financial Corp.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2009 (the “Initial Form 8-K”). This Form 8-K/A is being filed to disclose the effectiveness of the dismissal of Crowe Horwath LLP (“Crowe”) as the Company’s principal accountant and to provide additional disclosure pursuant to the requirements of Item 304 of Regulation S-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of and Disagreements with Principal Accountant

As previously disclosed in the Initial Form 8-K, on August 28, 2009, as the culmination of a request for proposal process, the Company’s Audit Committee, in concurrence with the full Board of Directors, appointed KPMG LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010 subject to completion by KPMG LLP of its standard client evaluation procedures. The Audit Committee chose not to renew the engagement of Crowe, which was then serving as the Company’s independent auditor and notified Crowe that it would be dismissed as the Company’s independent auditor after completion of the fiscal 2009 engagement and the filing of the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 (the “2009 Form 10-K”). That dismissal occurred on September 15, 2009.

On September 1, 2009, Crowe notified the Company that it was its opinion that the Company had not maintained effective internal control over financial reporting as of June 30, 2009. This was in contrast to Management’s opinion that it had maintained effective internal control over financial reporting as of June 30, 2009. After subsequent discussions, the disagreement remained. The essence of the disagreement concerns a single internal control weakness which resulted in an error in valuing loans held for sale as of June 30, 2009. Crowe determined that this internal control weakness was a material weakness while the Company determined that this internal control weakness was a significant deficiency. A detailed explanation of this internal control deficiency follows.

When Management prepared financial statements as of June 30, 2009, there was a computational error in determining the fair value of loans held for sale of $2.17 million. The impact of this error was to overstate loans held for sale by $2.17 million and understate the net loss for fiscal 2009 by $1.41 million after considering the impact of income taxes. This error was not identified by the Company’s internal controls over financial reporting, but was identified by Crowe as part of their year end audit procedures. This error was corrected prior to the issuance of the Company’s consolidated financial statements for fiscal 2009. If this error had not been identified and corrected, the net loss for fiscal 2009 would have been understated by $1.41 million or 1.29%. Since the error was detected, additional loan level verification procedures have been implemented which will provide improved internal control over financial reporting in future periods.

The guidance for evaluating internal control weaknesses comes from Auditing Standard No. 5 of the Public Company Accounting Oversight Board. It indicates that, “The severity of a deficiency depends on –

•	whether there is a reasonable possibility that the company’s controls will fail to prevent or detect a misstatement of an account balance or disclosure; and

•	the magnitude of the potential misstatement resulting from the deficiency or deficiencies.

The severity of a deficiency does not depend on whether a misstatement actually has occurred but rather on whether there is a reasonable possibility that the company’s controls will fail to prevent or detect a misstatement.”

The statement identifies four indicators of a material weakness: fraud on the part of management, restatement of previously issued financial information, identification of a material misstatement by the auditor and ineffective oversight by the audit committee. Only the third indicator applies in this case and it states, “Identification by the auditor of a material misstatement of financial statements in the current period in circumstances that indicate the misstatement would not have been detected by the company’s internal control over financial statements.”

There is no disagreement that the error occurred or that Crowe discovered it. The disagreement focuses on two issues: first, whether the error was material and second, whether Management would have identified the error if Crowe had not. Management believes that the error was not material as it was only 1.29% of the net loss for the year. In addition, Management believes that existing internal controls would have identified the error in the process of preparing financial results for July 2009 if Crowe had not. The nature of the process is such that any inaccuracies occurring within one month generally flow into the results of the following month. This second issue is a matter of judgment and can never be determined absolutely. Crowe has taken the position that the error was material and that uncertainty about whether the error would have been discovered by Management is enough to justify the classification of the error as a material weakness.

Crowe noted in its Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting, which is included in the Company’s 2009 Form 10-K, that the Company concluded the error was not material as it was only 1.29% of the net loss for the year. Crowe stated further that “[t]he Company’s disclosure failed to present the impact of the identified error on its fourth quarter interim operating results or to address the fact that the impact of the identified error is diminished, on a year to date basis, by the severity of the net loss reported by the Company during fiscal 2009, factors we believed important in determining that the matter was a material weakness.”

The Audit Committee discussed this disagreement with Crowe at their meeting on September 10, 2009. The Company authorized Crowe to discuss this issue with KPMG LLP, the Company’s successor principal accountants.

During the period subsequent to June 30, 2009 through September 14, 2009, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Except for the disagreement with accountants on the subject matter of Management’s assessment of internal control over financial reporting as described above, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the Company’s two most recent fiscal years and the subsequent period through September 14, 2009.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided Crowe with the foregoing disclosure and requested that Crowe furnish it with a letter addressed to the SEC stating whether or not it agreed with the Company’s statements in this Item 4.01(a) of this Current Report on Form 8-K/A and that such letter be furnished to the Company so that it can be filed with the SEC. Attached to this Form 8-K/A as Exhibit 16.1 is a copy of Crowe’s letter, dated September 17, 2009

(b) Engagement of New Principal Accountants

As previously disclosed in the Initial Form 8-K and as discussed above, the Company has appointed KPMG LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010. As of the date of this filing, KPMG LLP has completed its standard client evaluation procedures and accepted the Company as a client.

As previously disclosed, during the fiscal years ended June 30, 2009 and 2008, and through the subsequent period prior to engaging KPMG LLP, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Crowe Horwath LLP, dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: September 17, 2009	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Crowe Horwath LLP, dated September 17, 2009